EXHIBIT 21.1
SUBSIDIARIES OF PENSON WORLDWIDE, INC.
1. SAI Holdings, Inc. (a Texas corporation)
2. Penson Financial Services, Inc. (a North Carolina corporation that is a subsidiary of SAI Holdings, Inc.)
3. Nexa Technologies, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)
4. Penson Holdings, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)
5. Penson Financial Futures, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)
6. Penson Execution Services, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)
7. Penson Financial Futures, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)
8. Penson Financial Services Limited (a company incorporated in England that is a subsidiary of Penson Holdings, Inc.)
9. Worldwide Nominees Ltd. (a company incorporated in England that is a subsidiary of Penson Financial Services Limited)
10. Penson Financial Services Canada Inc. (a Canadian corporation that is a subsidiary of Penson Holdings, Inc.)
11. Penson Ventures, Inc. (a Canadian corporation that is a subsidiary of Penson Holdings, Inc.)
12. Penson Asia Limited (a Hong Kong company that is a subsidiary of Penson Holdings, Inc.)
13. Market Essentials Group, Inc. (a Canadian corporation that is a subsidiary of Penson Ventures, Inc.)
14. Turnpike Trading Systems, Inc. (a Canadian corporation that is a subsidiary of Penson Ventures, Inc.)
15. GHP1, Inc. (a Texas corporation that is a subsidiary of SAI Holdings, Inc.)
16. GHP2, LLC (a Delaware limited liability company that is a subsidiary of GHP1, Inc.)
17. Penson GHCO (an Illinois general partnership that is a subsidiary of GHP1, Inc. and GHP2, LLC)
18. Penson Financial Services Australia Pty Ltd (an Australian corporation that is a subsidiary of Penson Holdings, Inc.)
19. Penson Australia Nominees Pty Ltd (an Australian corporation that is a subsidiary of Penson Financial Services Australia Pty Ltd)